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                                                                EXHIBIT 10.2(a)

                               AMENDMENT NO. 1 TO

                             SKECHERS U.S.A., INC.

                              AMENDED AND RESTATED

                       1998 EMPLOYEE STOCK PURCHASE PLAN

     The following amendments constitute Amendment No. 1 to the 1998 Employee Stock Purchase Plan of Skechers U.S.A., Inc.:

     1. Section 2(j) shall be amended by deleting subsection (4) in its entirety.

     2. Section 2(k) shall be deleted in its entirety and replaced with the following:

          (k) "Offering Periods" shall mean the periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and July 1 of each year and terminating on the last Trading Day in the periods ending twelve months later. The first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 1999. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     3. Section 2(m) shall be deleted in its entirety and replaced with the following:

          (m) "Purchase Period" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The first Purchase Period under the Plan shall commence with the first Trading Day on or after July 1, 1999.

     4. Section 4 shall be deleted in its entirety and replaced with the following:

          4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence on July 1, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.




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